UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 12, 2012

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 N. Sepulveda Blvd., El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).                          Compensatory Arrangement of Certain Officers

On July 20, 2011, the Compensation Committee (“Compensation Committee”) of the Board of Directors (“Board”) of International Rectifier Corporation (the “Company”) established a short-term cash incentive bonus program (the “Program”) for the Company’s 2012 fiscal year (“Program Period”), pursuant to which each of the following named executive officers of the Company (“Named Officers”) is eligible to participate:  President and Chief Executive Officer, Oleg Khaykin; Executive Vice President and Chief Financial Officer, Ilan Daskal; Executive Vice President and Chief Operations Officer, Michael Barrow; and Vice President, General Counsel and Secretary, Timothy E. Bixler.  The Program is described more fully in Item 5.02(e)(A) of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2011 (the “July 26, 2011 8-K”), which descriptions are incorporated herein by reference.

On February 13, 2012, the Compensation Committee established the performance goals applicable to each Named Officer’s eligible bonus opportunity under the Program for the last two fiscal quarters of the Company’s 2012 fiscal year  (“Second Half Period”).  For each Named Officer, the Compensation Committee established a bonus opportunity based on a mix of corporate and individual goals for the Second Half Period, as follows:

(i) for Mr. Khaykin, (A) 35% based upon the Company’s revenue, (B) 35% based on the Company’s gross margin, and (C) 30%  based on the Compensation Committee’s subjective determination of Mr. Khaykin’s performance against qualitative standards;

(ii) for Mr. Daskal, (A) 15% based upon the Company’s revenue, (B) 15% based on the Company’s gross margin, (C) 30%  based on Company cost control efforts,  (D) 10% based on Company projects, and  (E) 30%  based on the Compensation Committee’s subjective determination of Mr. Daskal’s performance against qualitative standards;

(iii) for Mr. Barrow, (A) 20% based upon the Company’s revenue, (B) 30% based on the Company’s gross margin, (C) 20%  based on Company cost control efforts,  and  (D) 30%  based on the Compensation Committee’s subjective determination of Mr. Barrow’s performance against qualitative standards; and

(iv) for Mr. Bixler, (A) 15% based upon the Company’s revenue, (B) 15% based on the Company’s gross margin, (C) 20%  based on Company cost control efforts,  (C) 20%  based on Company project support, and  (E) 30%  based on the Compensation Committee’s subjective determination of Mr. Bixler’s performance against qualitative standards.

The Program remains otherwise in effect as set forth in the July 26, 2011 8-K.

Item 7.01.                                        Regulation FD Disclosure

The securities trading policy of the Company permits its employees, officers and directors to engage in pre-determined plans for trades on a regular basis over a period of time of specified amounts of Company stock in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.

As permitted by this policy, Mr. Khaykin, Mr. Daskal and Mr. Bixler have each entered into a sales plan for common stock arising from the vesting of restricted stock units and/or the exercise of Company stock options he holds.  Messrs. Khaykin and Bixler will sell up to 375,000 and 35,350 shares, respectively, over a period of about seven months.  Mr. Daskal will sell up to 40,799 shares over a period of about three months.

The information in this Item 7.01 of this Report on Form 8-K, will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section.  This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2012	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Timothy E. Bixler
		Name:	Timothy E. Bixler
		Title:	Vice President, General Counsel & Secretary